                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
PLATINUM technology, inc.:

     We consent to incorporation by reference in the registration statements (Nos.33-41248, 33-85798, 33-96762, 333-00454, 333-03284 and 333-20897) on Form
S-8 of PLATINUM technology, inc. of our report dated February 28, 1997, relating to the consolidated balance sheets of PLATINUM technology, inc. and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the current report on Form 8-K of PLATINUM technology, inc. Our report was based in part on the reports of other auditors.

We also consent to the reference to our firm under the heading Selected Consolidated Financial Data."


                             KPMG Peat Marwick LLP

Chicago, Illinois
January 26, 1998